Loan Agreement

This Loan Agreement ("Agreement") is entered into as of January 14, 2025, by and between the undersigned parties:

1. Parties to the Agreement:

Lender: Anastasiia Reish, hereinafter referred to as the "Lender," having an address at Str. Zencow 25, Krakov, 30-734, Poland.

Borrower: Nex Neo Tech Inc., a Wyoming corporation, hereinafter referred to as the "Borrower," with its principal place of business at 100 24th Street West #1 Billings, MT 59102.

2. Loan Amount:

The Lender agrees to extend a loan to the Borrower in the amount of three hundred thousand dollars ($300,000), hereinafter referred to as the "Loan Amount".

3. Repayment Period:

The Borrower shall repay the Loan in full within a period of five (5) years from the date of this Agreement.

4. Security:

This loan is unsecured, and the Lender does not require any collateral or security interest from the Borrower.

5. Interest Rate:

The Loan shall be provided on an interest-free basis, meaning no interest or additional fees will accrue or be payable throughout the term of this Agreement.

6. Prepayment Rights:

The Borrower may choose to repay the Loan, either in part or in full, at any time without being subject to any penalties or additional charges.

7.Security and Repayment Terms:

The Borrower agrees to repay the Loan from the revenues generated by the Company as soon as it achieves substantial financial success. The Loan is secured and is subject to repayment upon the Lender’s request, in accordance with the terms outlined in this Agreement.

8. Governing Law:

This Agreement shall be interpreted and enforced in accordance with the laws of the State of Wyoming.

9. Amendment:

Any modifications or changes to this Agreement must be documented in writing and signed by all parties involved.

10. Counterparts:

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, with all copies collectively constituting a single binding document.

11. Entire Agreement:

This document constitutes the full and complete agreement between the parties, superseding any prior discussions, negotiations, or agreements, whether written or oral.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first written above.

Lender: by: /s/ Anastasiia Reish Anastasiia Reish	Borrower: by: /s/ Anastasiia Reish Nex Neo Tech Inc. Anastasiia Reish President, Treasurer, Secretary, CFO, CEO and Director